UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

CLARCOR Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Crescent Centre Drive, Suite 600 Franklin, TN	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 771-3100

Registrant’s telephone number, including area code

No Change

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 10, 2017, CLARCOR Inc. (the “Company”), issued a press release announcing that it has established a record date of January 19, 2017, and a meeting date of February 23, 2017, for a special meeting of stockholders at which the Company’s stockholders will consider and vote upon, among other things, a proposal to adopt the previously announced Agreement and Plan of Merger, dated December 1, 2016, by and among the Company, Parker-Hannifin Corporation, an Ohio corporation (“Parker-Hannifin”), and Parker Eagle Corporation, a Delaware corporation and wholly owned subsidiary of Parker-Hannifin (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parker-Hannifin. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of January 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR Inc.
(Registrant)

By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and
Secretary

Date: January 10, 2017

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of January 10, 2017